As filed with the Securities and Exchange Commission on January 13, 2006
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933

                              TORBAY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        52-2143186
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                         140 Old Country Road, Suite 205
                             Mineola, New York 11501
                    (Address of Principal Executive Offices)

           Consulting Agreement, dated as of December 2, 2005, by and between Terry Archer and Torbay Holdings, Inc.
                            (Full title of the plan)

                              Alexander Gordon Lane
                              Torbay Holdings, Inc.
                         140 Old Country Road, Suite 205
                             Mineola, New York 11501
 (Name, address and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             Darren L. Ofsink, Esq.
                                Guzov Ofsink, LLC
                         600 Madison Avenue, 14th Floor
                               New York, NY 10022
                                 (212) 371-8008

                                                           Amount to     Proposed maximum   Proposed maximum      Amount of
                                                               be         offering price   aggregate offering  registration fee
Title of each class of securities to be registered         registered     per share (1)        price (1)              (1)
--------------------------------------------------         ----------    ---------------   ------------------  ----------------
Common Stock, par value $.0001 per share                    3,000,000         $.029              $87,000           $9.31

----------

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low sale prices on January 11, 2006, as reported on the OTC Bulletin Board.

================================================================================

                                EXPLANATORY NOTE

      Torbay Holdings, Inc. (the "Company") is filing this Registration Statement on Form S-8 to register (i) 3,000,000 shares of its Common Stock, par value $.0001 per share, authorized for issuance to Terry Archer ("Archer") pursuant to a Consulting Agreement, dated December 2, 2005, by and between Archer and the Company (the "Plan"). The Plan provides for the issuance of up to an aggregate of 3,000,000 shares of the Company's Common Stock to Archer as compensation for certain services provided to the Company by Archer.


PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The documents  containing the information  concerning the Plan required by
Item 1 of Form S-8 of this Registration Statement, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to Archer as specified in Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). The Company will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Securities and Exchange Commission (the "Commission") or its staff a copy or copies of all documents included in such file. Such documents are not required to be and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      The Plan provides for the issuance of up to an aggregate 3,000,000 shares of Common Stock of the Company to Archer as compensation for advice Archer has and will render to the Company as to the effectiveness of current and future software developed by the Company with a focus on relaxation type software and other general consulting services provided to the Company. The Plan has a term of one year. The Company had the right to terminate the Plan within 10 days after December 2, 2005, but did not exercise such right. The Plan may be amended by the written agreement of the parties. The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974.

Item 2. Registrant Information and Employee Plan Annual Information.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to Archer pursuant to Rule 428(b) are available without charge by contacting:

Alexander Gordon Lane
Torbay Holdings, Inc.
140 Old Country Road
Mineola, New York 11501
(516) 747-5955

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Commission on April 22, 2005,

      o The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2005, as filed with the Commission on May 16, 2005,

      o The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2005, as filed with the Commission on August 10, 2005,

      o The Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2005, as filed with the Commission on November 14, 2005, and

      o     The  description  of the  Registrant's  Common Stock as contained in
            Item 8 of Amendment No. 2 to its Registration Statement on Form 10-SB, filed with the Commission on July 27, 2000, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      Pursuant to Section 11.1 of our By-Laws, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

        Exhibit           Description
        Number
        ---------         --------------

        4.1 Consulting Agreement, dated as of December 2, 2005, by and between Terry Archer and the Company.

        5.1 Opinion of Guzov Ofsink, LLC regarding legality of securities being registered.

        23.1              Consent of Guzov Ofsink, LLC (included in Exhibit 5.1)

        23.2              Consent of Weinberg & Company, P.A.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Pursuant to Section 11.1 of the Registrant's By-laws, the Registrant has agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mineola, State of New York, on this 12th day of January, 2006.


                                               TORBAY HOLDINGS, INC.

                                               By: /s/ William Thomas Large
                                                   ----------------------------
                                                   William Thomas Large
                                                   Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Name and Title                                                Date
--------------                                                ----

/s/ William Thomas Large
---------------------------------------                     January 12, 2006
William Thomas Large
President, Chief Executive Officer
and Director (Principal Executive
Officer, Principal Accounting Officer
and Principal Financial Officer)



/s/ Alexander Gordon Lane
---------------------------------------                     January 12, 2006
Alexander Gordon
Chairman, Secretary
and Director


--------------------------------------
Thomas A. Marchant
Director